Exhibit h

816,330 Shares

UTEK CORPORATION

Common Stock

PURCHASE AGREEMENT

February 2, 2006

PIPER JAFFRAY & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

UTEK Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell to you an aggregate of 816,330 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Shares are described more fully in the Final Prospectus Supplement (as defined below). This is to confirm the agreement between the Company and you concerning the offering, issuance and sale of the Shares.

1. Sale and Purchase; Delivery and Payment.

(a) Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to you and you agree to purchase from the Company the Shares at a purchase price of $11.3925 per Share. The Company is advised by you that you intend initially to offer the Shares upon the terms set forth in the Final Prospectus Supplement. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

(b) Payment and Delivery.

(i) Payment of the purchase price for the Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Shares to you through the facilities of The Depository Trust Company for your account. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 8, 2006 (unless another time shall be agreed to by you and the Company)(the “Closing Date”). Electronic transfer of the Shares shall be made to you on the Closing Date in such names and in such denominations as you shall specify.

(ii) Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Shares shall be made at a closing (the “Closing”) at the offices of Sutherland Asbill & Brennan LLP, counsel for the Company, located at 1275 Pennsylvania Avenue, N.W., Washington D.C. at 10:00 a.m., local time, on the Closing Date. All actions taken on the Closing Date shall be deemed to have occurred simultaneously.

2. Representations and Warranties of the Company. The Company represents and warrants to you as of the date hereof and as of the Closing Date, as follows:

(a) Registration Statement. The Company meets the requirements for the use of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and a registration statement (Registration No. 333-129260) on Form N-2 relating to the Shares being offered by the Company, and such amendments thereof as may have been required to the date of this Agreement (the “registration statement”), has been prepared by the Company in accordance with the provisions of the Securities Act and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with and has been declared effective by the Commission, and the offering of the Shares by the Company complies with Rule 415(a)(1)(x) under the Securities Act. A final prospectus supplement containing information permitted to be omitted at the time of effectiveness by Rule 430C of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 497 of the Rules and Regulations.

(i) The term “Registration Statement” as used in this Agreement means the registration statement, as amended at the time it became effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430C under the Securities Act, and as supplemented or amended, prior to the execution of this Agreement, including all financial schedules and exhibits thereto.

(ii) The term “Base Prospectus” as used in this Agreement means the base prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement. The term “Final Prospectus Supplement” as used in this Agreement means the final prospectus supplement specifically relating to the Shares in the form that is first filed with the Commission pursuant to Rule 497 under the Securities Act after the date and time this Agreement is executed and delivered by the parties hereto. The term “Prospectus” as used in this Agreement means the Base Prospectus as amended or supplemented by the Company prior to the date of the filing of the Final Prospectus Supplement attached to or used with the Final Prospectus Supplement.

(iii) The term “Time of Sale” as used in this Agreement means the time of execution of this Agreement.

(iv) The term “Disclosure Package” as used in this Agreement, means the Base Prospectus and the information included on Exhibit E hereto, all considered together.

(b) Registration Statement and Prospectus. No order preventing or suspending the use of the Base Prospectus, the Final Prospectus Supplement or the Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission. The Disclosure Package, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to any Underwriter Information (as defined in Section 7). No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom. The Registration Statement complied when it became effective, in all material respects, with the requirements of the Securities Act. The conditions to the use of Form N-2 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied. The Registration Statement did not, as of the time such Registration Statement became effective, does not as of the date hereof and will not as of the Time of Sale, the date the Prospectus is filed with the Commission and at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus will comply, as of the date that it is filed with the Commission, the Closing Date, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act and the Rules and Regulations. The Prospectus, as of the date that it is filed with the Commission, the Closing Date, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty with respect to any Underwriter Information (as defined in Section 7).

(c) Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package and to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.

(d) Foreign Qualification. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect upon the business, operations, prospects, properties, financial condition, or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”).

(e) Subsidiaries. None of the Company’s subsidiaries are significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission). The Company owns all of the issued and outstanding capital stock of each of the subsidiaries listed on Schedule I attached hereto (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each of the Subsidiaries has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries held directly or indirectly by the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right to subscribe for or purchase securities of the Subsidiaries and are owned by the Company or another Subsidiary subject to no security interest, other encumbrance or adverse claims.

(f) Capitalization. The authorized capital stock of the Company consists of (i) 19,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the date hereof and as of the Time of Sale, 7,961,505 shares of

Common Stock were or will be, as the case may be, issued and outstanding (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the Prospectus and the Disclosure Package and the grant of options under existing stock option plans described in the Registration Statement, the Prospectus and the Disclosure Package) and no shares of Preferred Stock were issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right to subscribe for or purchase securities of the Company.

(g) The Shares. The Shares have been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable and free of statutory or contractual preemptive rights, resale rights, rights of first refusal and similar rights to subscribe for or purchase securities of the Company.

(h) Description of Capital Stock. The terms of the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package, and the holders of the Shares will not be subject to personal liability by reason of being such holders.

(i) Due Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(j) No Violation or Default. Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) the provisions of its charter or by-laws, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not have a Material Adverse Effect.

(k) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Shares, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the provisions of the charter or by-laws of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except, in the case of each of clauses (ii) and (iii) above, to the extent that such contravention would not, individually or in the aggregate, have a Material Adverse Effect.

(l) No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the Shares under the Securities Act, which has been effected, (ii) filings with the Commission pursuant to Rule 497 under the Securities Act, (iii) filings with the Commission pursuant to Rule 462(d) under the Securities Act with respect to this Agreement, (iv) any necessary qualification of the Shares under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by you, (v) under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and (vi) the approval for listing or quotation on the American Stock Exchange (“AMEX”) and the AIM market of the London Stock Exchange (“LSE”) of the Shares.

(m) No Preemptive or Registration Rights. Except as set forth in the Registration Statement (excluding the exhibits thereto), the Prospectus and the Disclosure Package, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company; in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise. Except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

(n) Permits. The Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business; except for such licenses, authorizations, consents and approvals the failure of which to obtain would not, individually, or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Legal Proceedings. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company, any of the Subsidiaries or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the AMEX or the LSE), except any such action, suit, claim, investigation or proceeding, which if resolved adversely to the Company or any Subsidiary would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing or materially and adversely affecting the ability of the Company to consummate the transactions contemplated hereby.

(p) Independent Accountants. Each of Pender Newkirk & Company and Ernst & Young LLP, whose reports with respect to the audited consolidated financial statements and schedules of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement, the Prospectus and the Disclosure Package are, to the Company’s knowledge, independent public accountants as required by the Rules and Regulations.

(q) Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects (i) the consolidated financial condition of the Company and the Subsidiaries, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and the Subsidiaries, taken as a whole, for the periods therein specified and have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prospectus or the Disclosure Package that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Prospectus or the Disclosure Package; and all disclosures contained in the Registration Statement, the Prospectus or the Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(r) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries, taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries, taken as a whole, (iv) any material change in the capital stock, or any material change in the outstanding indebtedness, of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of the Subsidiaries.

(s) Investment Company Act. The Company has elected to be regulated as a “business development company” under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”) and has not withdrawn such election, and the Commission has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission.

(t) Investment Company Compliance. Except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, the Company’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the Code of Federal Regulations (“CFR”)) applicable to business development companies and, after giving effect to the issuance and sale of the Shares, will be in compliance in all material respects with such provisions and rules and regulations (as set forth in the CFR).

(u) Violation of Investment Company Act. The provisions of the corporate charter and bylaws of the Company and the investment objective, policies and restrictions described in the Registration Statement, the Prospectus and the Disclosure Package are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the CFR) applicable to a business development company, and the provisions of the organizational documents of each of the Subsidiaries and the operations of each of the Subsidiaries do not and will not cause the Company to be in violation of, in any material respect, the requirements of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the CFR) applicable to a business development company.

(v) Title to Real and Personal Property. The Company and each of the Subsidiaries has good and valid title to all property (whether real or personal) described in the Registration Statement, the Prospectus and the Disclosure Package as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, the Prospectus and the Disclosure Package and those that would not, individually or in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. All of the property described in the Registration Statement, the Prospectus and the Disclosure Package as being held under lease by the Company or a Subsidiary is held thereby under valid and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

(w) Title to Intellectual Property. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Prospectus and the Disclosure Package as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except as described in the Registration Statement, the Prospectus and the Disclosure Package (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity of scope of, any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiaries, infringe or otherwise violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

(x) Taxes. The Company and each of the Subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except to the extent that the failure to timely file or pay would not have a Material Adverse Effect and other than any which the Company or any of the Subsidiaries is contesting in good faith and for which adequate reserves have been provided. Neither the Company nor any of the Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be threatened against it that would have a Material Adverse Effect.

(y) Insurance. The Company and each of the Subsidiaries maintains insurance covering its respective properties, operations, personnel and businesses as the Company deems adequate. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and each of the Subsidiaries and their respective businesses. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date.

(z) Accounting Controls. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15e and 15d-15e under the Exchange Act), which (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as such term is defined in Rule 13a-15f and 15d-15f under the Exchange Act) which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; any material weaknesses in internal control over financial reporting have been identified for the Company’s auditors; and since the date of the most recent evaluation of such internal control over financial reporting, there have been no changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb) Statistical or Market-Related Data. All statistical or market-related data included in the Registration Statement, Base Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(cc) Corrupt Practices. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or the Subsidiaries has, directly or indirectly, made any payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package. Neither the Company nor any of the Subsidiaries is a lender (other than for trade payables) to or owns any equity interests in any entity, including, without limitation, the entities listed in the schedule of investments in the Prospectus, that is subject to sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury. Neither the Company nor any of the Subsidiaries does business with the government of Cuba within the meaning of Section 517.075, Florida Statutes.

(dd) No Stabilization. Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company to facilitate the sale or resale of the Shares.

(ee) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Registration Statement, the Prospectus and the Disclosure Package and which is not so described.

(ff) NASD Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(gg) Disclosure. The statements set forth in the Prospectus under the caption “Description of Our Securities,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the captions “Tax Status” and “Regulation as a Business Development Company,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete in all material respects.

(hh) Sarbanes-Oxley Act. The Company, and to its knowledge, all of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(ii) No Broker’s Fees. Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiaries or you for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj) Contracts. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus and the Disclosure Package or filed as an exhibit to the Registration Statement and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement except for any such agreements the non-renewal or termination of which would not, individually or in the aggregate, have a Material Adverse Effect.

Any certificate signed by any officer of the Company or a Subsidiary and delivered to you or to your counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

3. Covenants. The Company covenants and agrees with you as follows:

(a) Prospectus Supplement. The Company shall file the Final Prospectus Supplement with the Commission within the time periods specified by Rule 497 and Rule 430C under the Securities Act.

(b) Amendments or Supplements. The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus, except as required by law, unless a copy thereof shall first have been submitted to you within a reasonable period of time prior to the filing thereof and you shall not have reasonably objected thereto in good faith.

(c) Notice to Piper Jaffray & Co.. The Company will notify you promptly, and will, if requested, confirm such notification in writing: (i) when any post-effective amendment to the Registration Statement becomes effective, but only during the time during which a prospectus related to the Shares is required to be delivered; (ii) of any request by the Commission for any amendment to the Registration Statement, the Prospectus or the Disclosure Package or for additional information relating to or in connection with the sale of the Shares, but only during the time during which a prospectus related to the Shares is required to be delivered; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, but only during the time during which a prospectus related to the Shares is required to be delivered; (iv) of becoming aware of the occurrence of any event during the time during which a prospectus related to the Shares is required to be delivered that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus then being used untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus then being used in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and, during such time, prepare and furnish, at the Company’s expense, to you promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; or (v) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction.

(d) Undertakings. If at any time during which a prospectus related to the Shares is required to be delivered, the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430C of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430C and notify you promptly of all such filings.

(e) Delivery of Copies. To deliver promptly to you and your counsel such number of the following documents as you shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (ii) so long as a prospectus relating to the Shares is required to be delivered under the Securities Act, as many copies of the Prospectus or any amendment or supplement thereto; and (iii) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.

(f) Reports. During a period of five years commencing with the date hereof, the Company will furnish to you, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, any national securities exchange on which any class of securities of the Company is listed; provided, however, that in no case shall the Company be required to furnish materials pursuant to this Section 3(f) that are filed with the Commission electronically via the Commission’s Electronic Data Gathering and Retrieval system (“EDGAR”) or any successor system.

(g) Blue Sky Compliance. The Company will promptly take from time to time such actions as you may reasonably request to qualify the Shares for offering and sale under the state securities, or blue sky, laws of such jurisdictions as you may reasonably request, provided, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(h) Earnings Statement. The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) that will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the heading “Use of Proceeds”.

(j) Lock-Up Agreements. The Company will cause each of its executive officers and directors whose names are set forth on Exhibit B hereto to furnish to you, on the date hereof, a letter, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”).

(k) Press Releases. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, the Subsidiaries, their condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which you are notified), without your prior written consent, unless in the reasonable judgment of the Company and its counsel, and after notification to you, such press release or communication is required by law.

(l) Lock-Up Period. For a period of 90 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without your prior written consent (which consent may be withheld in your sole discretion), other than (A) the Shares to be sold hereunder; (B) the issuance of employee stock options pursuant to stock option plans described in the Registration Statement, the Prospectus and the Disclosure Package; (C) issuances of Common Stock upon the exercise of options issued pursuant to stock option plans described in the Registration Statement, the Prospectus and the Disclosure Package or warrants disclosed as outstanding in the Registration Statement, the Prospectus and the Disclosure Package or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; (D) the issuance by the Company of any shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement; or (E) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(m) Stabilization. The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(n) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(o) Listing. The Company shall use its best efforts to cause the Common Stock to be listed for quotation on the AMEX and the LSE and to maintain such listing.

(p) NASD. You shall make commercially reasonable efforts to obtain a letter from the NASD indicating that the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements in connection with the offering of the Shares.

4. Payment Of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by you all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement, the Prospectus, the Disclosure Package, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to you (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the printing, delivery, and shipping of the certificates representing the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 3(h), (including the reasonable legal fees and filing fees, and other disbursements of your counsel in connection therewith), (iv) the fees and expenses of any transfer agent or registrar for the Shares, (v) any filings required to be made by you or the Company with the NASD, and the reasonable fees, disbursements and other charges of you counsel in connection therewith (including all COBRADesk fees), (vi) fees, disbursements and other charges of counsel to the Company, (vii) listing fees, if any, for the listing or quotation of the Shares on the AMEX and the LSE, (viii) fees and disbursements of Pender Newkirk & Company (the “Accountants”), incurred in delivering the letter(s) described in Section 5(h) of this Agreement, and (ix) the costs and expenses of the Company and you in connection with the marketing of the offering and the sale of the Shares including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants; provided; however, that the Company shall only be obligated to pay or reimburse you for the costs and expenses enumerated in (iii), (v) and (ix) above in an amount up to $60,000. It is understood, however, that except as provided in this Section 4, Section 6 and Section 8(b), you shall pay all of your own expenses, including the fees and disbursements of your counsel.

5. Conditions of Piper Jaffray & Co.’s Obligations. Your obligations hereunder are subject to the following conditions:

(a) All filings required by Rule 497 and Rule 430C shall have been made at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect, and (iii) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not reasonably object thereto in good faith.

(c) The Registration Statement, and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or is necessary to make the statements therein not misleading. None of the Prospectus, the Disclosure Package, or any amendment or supplement thereto shall contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Between the time of execution of this Agreement and the Closing Date, (i) there shall not have been a material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, in each case other than as set forth in or contemplated by the Registration Statement or the Prospectus, and (ii) no transaction which is material and adverse to the Company has been entered into by the Company.

(e) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(f) You shall have received from Sutherland Asbill & Brennan LLP, counsel to the Company, such counsel’s written opinion, addressed to you and dated the Closing Date, in form and substance as is set forth on Exhibit C attached hereto. Such counsel shall also have furnished to you a written statement, addressed to you and dated the Closing Date, in form and substance reasonably satisfactory to you as set forth in Exhibit D attached hereto.

(g) You shall have received from each of Lowenstein Sandler PC and Nelson Mullins Riley & Scarborough LLP, such opinion or opinions, dated the Closing Date and addressed to you, covering such matters as are customarily covered in transactions of this type.

(h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to you a letter, dated the date of its delivery (the “Original Letter”), addressed to you and in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters. At the Closing Date, the Accountants shall have furnished to you a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

(i) You shall have received on the Closing Date a certificate, addressed to you and dated the Closing Date, of the chief executive or chief operating officer and the chief financial or chief accounting officer of the Company to the effect that:

(i) each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Closing Date; and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii) subsequent to the date of the most recent financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package, there has not been a material adverse change or any development involving a prospective material adverse change in the general affairs, business, prospects, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, in each case other than as set forth in or contemplated by the Registration Statement, the Base Prospectus or the Prospectus;

(iii) (A) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceedings for that purpose shall be pending or threatened by the Commission and (B) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened by any securities or other governmental authority; and

(iv) the signers of said certificate have reviewed the Registration Statement, the Prospectus and the Disclosure Package, and any amendments thereof or supplements thereto, and (A) (i) as of its effective date and as of the date of this certificate, the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the date of the Time of Sale and as of the date of this certificate, the Disclosure Package did not and does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) as of the date it was filed with the Commission and as of the date of this certificate, the Prospectus did not and, as amended or supplemented, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package which has not been so set forth.

(j) The Shares shall have been approved for quotation on the AMEX and the LSE, subject only to official notice of issuance.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares.

(l) The Company shall have prepared and filed with the Commission a post-effective amendment to the Registration Statement pursuant to Rule 462(d) under the Exchange Act with respect to this Agreement and any other documents relating thereto.

(m) The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Shares.

(n) You shall have received copies of the executed Lock-Up Agreements executed by each person listed on Exhibit B hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(o) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates or documents as you shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to your counsel. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) Indemnification of Piper Jaffray & Co.. The Company agrees to indemnify, defend and hold harmless you, your partners, directors and officers, and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending against any such loss, damage, expense, liability or claim as such fees and expenses are incurred), which, jointly or severally, you or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Disclosure Package, each as amended or supplemented to date, if applicable, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in or omitted from, and in conformity with information concerning you furnished in writing by you or on your behalf to the Company expressly for use therein, which information the parties hereto agree is limited to the Underwriter Information (as defined in Section 7),

(ii) any untrue statement or alleged untrue statement made by the Company in Section 2 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in any road show or presentations made to prospective purchasers by the Company (whether in person or electronically) or in connection with the marketing of the Shares.

(b) Indemnification of the Company. You agree to indemnify, defend and hold harmless the Company, its directors, the officers of the Company who sign the Registration Statement, and any person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, damage, expense, liability or claim as such fees and expenses are incurred) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning you furnished in writing by you or on your behalf to the Company expressly for use in, the Registration Statement, the Prospectus or the Disclosure Package, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, that the parties hereto hereby agree that such written information provided by you consists solely of the Underwriter Information (as defined in Section 7). Notwithstanding the provisions of this Section 6(b), in no event shall any indemnity by you under this Section 6(b) exceed the total fees and commissions received by you pursuant to this Agreement.

(c) Notice and Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or you (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 6, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent the indemnifying party does not otherwise learn of the Proceeding and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 6(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) or (b) of this Section 6 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total fees and commissions received by you, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d). Notwithstanding the provisions of this Section 6(d), you shall not be required to contribute any amount in excess of the total fees and commissions received by you in accordance with this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by you or on your behalf, any person who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any of your affiliates, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Shares. The Company and you agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

7. Information Furnished by Piper Jaffray & Co.. The Company acknowledges that the statements set forth in the fourth, fifth and seventh paragraphs under the caption “Underwriting” in the Final Prospectus Supplement (the “Underwriter Information”) constitute the only information relating to you furnished in writing to the Company by you as such information is referred to in Sections 2 and 6 hereof.

8. Termination.

(a) You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on your part to the Company, if, prior to delivery and payment for the Shares (i) trading in securities generally shall have been suspended or materially limited on the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or the London Stock Exchange (each, a “Trading Market”), (ii) trading in the Common Stock of the Company shall have been suspended by the Commission or by AMEX, or trading of any other securities issued or guaranteed by the Company shall have been suspended on any Trading Market or in any over-the-counter market, (iii) a banking moratorium shall have been declared by federal, New York or Florida state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, (iv) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (v) any material change in general economic, political or financial conditions in the United States or elsewhere or any other calamity or crisis shall have occurred, or (vi) there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, if the effect of any such event specified in clause (iv), (v) or (vi), in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Prospectus and the Disclosure Package. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 11 hereof shall at all times be effective notwithstanding such termination.

(b) If this Agreement shall be terminated pursuant to any of the provisions hereof other than a termination of your engagement pursuant to Section 8(a), or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will, subject to demand by you, reimburse you for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by you in connection with this Agreement and the proposed offering of the Shares.

9. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to you, shall be delivered or sent by mail, telex or facsimile transmission to Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: James Martin, Esq. (Fax: 612-303-1410), with a copy (which shall not constitute notice) to: Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020, Attention: Michael D. Maline, Esq. (Fax: 973-422-6873);

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to UTEK Corporation, 202 South Wheeler Street, Plant City, Florida 33563, Attention: General Counsel (Fax: 813-754-2383), with a copy (which shall not constitute notice) to: Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, NW, Washington, DC 20004-2415, Attention: Harry S. Pangas, Esq., (Fax: 202-637-3593).

Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and shall be binding upon you, the Company and the parties’ respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Shares by reason merely of such purchase.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

12. No Fiduciary Relationship. The Company hereby acknowledges that you are acting solely as an underwriter in connection with the offering of the Company’s securities. The Company further acknowledges that you are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that you act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that you may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. You hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and you agree that the parties are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by you to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against you with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Successors and Assigns. This Agreement shall be binding upon you and the Company and the parties’ successors and assigns and any successor or assign of any substantial portion of the Company’s and your respective businesses and/or assets.

15. Entire Agreement; Amendments and Waivers. This Agreement, together with that certain Engagement Letter, dated January 11, 2006, by and between the Company and you, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) had made any representation, warranty, covenant or agreement to or with such party relating to the transactions contemplated hereby, other than those expressly set forth herein, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (i) above.

16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of the agreement between the Company and you, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

UTEK CORPORATION

By:
Name:
Title:

Accepted as of
the date first above written:

PIPER JAFFRAY & CO.

By:
Name:
Title: